EXHIBIT 4(tt)

                  Guaranty entered into by CRIIMI MAE Inc. in favor of and for the benefit of Signet Bank/Virginia







                                    GUARANTY

     This GUARANTY (as amended, modified or supplemented from time to time, the "Guaranty") is entered into as of 11:59 P.M., June 30, 1995 by CRIIMI MAE Inc., a Maryland corporation (the "Guarantor") in favor of and for the benefit of Signet Bank/Virginia (the "Bank"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement of even date herewith (as modified, supplemented or amended from time to time, the "Credit Agreement") between CRIIMI MAE Management, Inc. (the "Borrower") and the Bank.

                                    RECITALS

     WHEREAS, the Guarantor owns directly or indirectly all of the issued and outstanding stock of the Borrower;

     WHEREAS, C.R.I., Inc. ("CRI"), certain affiliates of CRI and Signet Bank/Maryland are parties to the Third Amended and Restated Credit and Security Agreement dated March 27, 1995 (the "CRI Credit Agreement");

     WHEREAS, CRI has consummated certain transactions with the Borrower and its affiliates all as more fully described in the Proxy Statement of CRIIMI MAE Inc. dated April 28, 1995 (the "CRIIMI MAE Proxy Statement");

     WHEREAS, in connection with such transactions, CRI assigned to CRI Acquisition, Inc. ("Acquisition") and Acquisition assumed certain Assigned Obligations, as defined below, of CRI and certain affiliates of CRI arising under the CRI Credit Agreement;

     WHEREAS, Acquisition has merged with and into the Borrower and the Borrower has assumed the Assigned Obligations as a result of such merger;

     WHEREAS, Signet Bank/Maryland, a Maryland banking corporation, assigned to the Bank the rights of Signet Bank/Maryland with respect to the Assigned Obligations;

     WHEREAS, the Bank's consent to the assumption of the Assigned Obligations by the Borrower was conditioned upon, among other things, the execution and delivery by the Guarantor of this Guaranty;

     NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Bank and hereby covenants and agrees with the Bank as follows:

     1. Guaranty. The Guarantor irrevocably and unconditionally guaranties as primary obligor and not as a surety the full and prompt payment when due (whether by acceleration or otherwise) of all Obligations, as defined in the Credit Agreement including, without limitation, the principal of and interest on the Note of the Borrower issued under the Credit Agreement, of all amounts due under any application and of all other obligations and liabilities (including, without limitation, to repay all costs and expenses, including reasonable attorneys' fees, expenses and costs, incurred by the Bank in collecting any amount owed hereunder, all fees and interest thereon and any amounts due under any indemnities set forth in the Loan Documents) of the Borrower and its respective successors and assigns now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement, or any other Loan Document and the due performance and compliance with the terms of the Loan Documents by the Borrower (collectively, the "Guaranteed Obligations"). All payments by any Guarantor under this Guaranty shall be made when due, whether by acceleration or otherwise, on the terms provided in the Loan Documents giving effect in each instance to any applicable cure or grace periods provided therein.

     2. Payment. If the Borrower fails to pay any Guaranteed Obligation as and when the same becomes due and payable (whether upon acceleration or otherwise), the Guarantor shall immediately, without demand or notice of any kind, pay the same. This is a guaranty of payment, and not of collection. The Bank, in its sole discretion, shall have the right to proceed directly against the Guarantor under this Guaranty without proceeding against any other person or realizing or exhausting any security available to the Borrower. Each default in payment hereunder shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder by the Bank as each cause of action arises. All payments hereunder shall be in lawful money of the United States of America.

     3. Waivers. The Guarantor hereby waives (i) any right to require that any action be brought against the Borrower or any other guarantor, surety or accommodation party, or to require that resort be had to any collateral or security for the Guaranteed Obligations or any other obligations of the Borrower, (including, without limiting the generality of the foregoing, all rights under 49-25 and 49-26 of the Virginia Code, or any successor or similar provision thereof), (ii) notice of acceptance of this Guaranty and notice of any liability to which it may apply, (iii) presentment, demand for payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by the Bank, against, notice of any default or event or condition that might become a default and any other notice to, any party liable thereon (including the Guarantor or any other guarantor) and any and all lack of diligence or delays in the collection or enforcement hereof; (iv) any defense arising by virtue of the lack of authority or dissolution of the Borrower or any other person liable to the Bank under the Loan Documents; (v) notice of the existence, creation or incurring of any new or additional indebtedness or obligation by the Borrower to the Bank; (vi) any defense based upon an election of remedies by the Bank; and (vii) any right to require the Bank to marshall any property held as security for performance of the Guaranteed Obligations.

     4. No Effect on Guaranty. The liability and obligations of the Guarantor under this Guaranty shall be primary, direct and not conditional or contingent upon pursuit by the Bank of any remedies the Bank might have against the Borrower, or any other party to the Loan Documents, or recourse the Bank might have against any other person or property. Such liability and obligations shall not be modified, affected or impaired upon the happening from time to time of any event or circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, the Guarantor or any other person. Without limiting the generality of the foregoing, the Bank may at any time and from time to time without the consent of or notice to the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

     a. change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, alter, compromise, settle, release or terminate any of the Guaranteed Obligations or any other obligations of the Borrower, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

     b. sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any other obligations of the Borrower;

     c. exercise or refrain from exercising any rights against the Borrower (including any waiver of the payment, performance or observance of the Borrower's obligations under any of the Loan Documents) or others, or otherwise act or refrain from acting;

     d. settle or compromise any of the Guaranteed Obligations or any other obligations of the Borrower, and any security therefor, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Bank;

     e. apply any sums by whomsoever paid or howsoever realized to any of the Guaranteed Obligations or any other obligations of the Borrower; or

     f. consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents or any other instruments or agreements to which the Borrower is a party, or otherwise amend, modify or supplement any of the Loan Documents or any of such other instruments or agreements; and/or

     g. exercise any one or more of the rights and remedies exercisable under any of the Loan Documents in the case of any Default or Event of Default.

5. Continuing Guaranty. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. Until the termination hereof in accordance with Section 17 of this Guaranty, the obligations of the Guarantor under this Guaranty are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any action or inaction by the Bank, as contemplated in Section 3 of this Guaranty or otherwise; or (b) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor.

6. Waiver of Subrogation. The Guarantor hereby irrevocably waives any claim or other right that the Guarantor may now or hereafter acquire against the Borrower that arises hereunder and/or from the existence or performance of the Guarantor's obligations under this Guaranty or the Loan Documents, including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim, right or remedy of the Bank, against the Borrower or any Collateral (as defined in the Credit Agreement) that the Bank, now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other right. The Guarantor hereby irrevocably agrees that the Guarantor shall not (i) accept payment from any Person pursuant to any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation or claim on account of any payment made hereunder or under any other Loan Document by the Guarantor to the Bank, or (ii) take any action to exercise or enforce any such right. If any amount shall be paid to the Guarantor in violation of this Section 6 and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of and held in trust for the Bank and shall forthwith be paid to the Bank and applied to the Guaranteed Obligations, whether or not then due and payable, and the other amounts specified in Section 1 hereof as being payable by the Guarantor as any thereof become due and payable.

7. Subordination; Repayment of Certain Debt Pursuant to Recapitalization. Any indebtedness or obligations of the Borrower to the Guarantor now or hereafter existing, together with any interest thereon, shall be, and such indebtedness and obligations hereby are, except as otherwise provided in the Credit Agreement or the other Loan Documents, subordinated to the prior payment in full of the Guaranteed Obligations. The Guarantor agrees that until the Guaranteed Obligations are paid in full, the Guarantor will not, except as otherwise provided in the Credit Agreement or the other Loan Documents, accept any payment or satisfaction of any kind of any indebtedness or obligations of the Borrower to the Guarantor, and, except as otherwise provided in the Credit Agreement or the other Loan Documents, the Guarantor hereby assigns to the Bank all right, title and interest in such indebtedness and obligations, including the right to file proofs of claim and to vote thereon in connection with any bankruptcy, insolvency, or reorganization proceeding, and including the right to vote on any plan of arrangement or reorganization. Further, the Guarantor agrees that, except as otherwise provided in the Credit Agreement or the other Loan Documents, until such Guaranteed Obligations are paid in full, if the Guarantor should receive any payment, satisfaction or security for any such indebtedness or obligation of the Borrower to the Guarantor, Guarantor shall promptly pay to the Bank an amount equal to such payment, satisfaction or security, provided, however, that if an Event of Default shall have occurred and be continuing, the same shall be delivered to the Bank in the form received, endorsed or assigned as may be appropriate for application on account of or as security for the Guaranteed Obligations, and, until so delivered shall be held in trust for the Bank as security for the Guaranteed Obligations.

8. Representations and Warranties. The Guarantor hereby represents and warrants the following as of the date of this Guaranty:

     a. Corporate Existence and Power. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Guarantor qualifies as a Real Estate Investment Trust as defined in Section 856 to 860 of the Internal Revenue Code.

     b. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Guarantor of this Guaranty is within the Guarantor's corporate powers, Guarantor has been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default (except any such default that has been duly waived) under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Guarantor or of any agreement, judgment, injunction order, decree or other instrument binding upon the Guarantor or result in the creation or imposition of any Lien on any asset of the Guarantor or any of the Subsidiaries of the Guarantor other than the Liens created by the Pledge Agreements.

     c. Audited Balance Sheet. The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, reported on by Arthur Andersen LLP and set forth in the Guarantor's 1994 Form 10-K, a copy of which has been delivered to the Bank, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     d. Financial Information. The unaudited consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of March 31, 1995 and the related unaudited consolidated statements of income and cash flows for the fiscal quarter then ended, set forth in the Guarantor's quarterly report for the fiscal quarter ended March 31, 1995 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to the Bank, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the fiscal quarter then ended (subject to normal year-end adjustments).

     e. Material Adverse Change. Since March 31, 1995 there has been no material adverse change in the business, financial position, results of operations or prospects of (i) the Guarantor and its Subsidiaries, considered as a whole; provided, however, that ordinary liquidation, dispositions, prepayments and increases in market interest rates shall not be deemed to cause a material adverse change.

     f. Litigation. Except for the actions listed on Schedule I hereto there is no action, suit or proceeding pending against, or to the knowledge of the Guarantor threatened against or affecting, the Guarantor or any of its Subsidiaries, before any court or arbitrator or any governmental body, agency or official which could materially adversely affect the business, financial position, results of operations or prospects of the Guarantor and its Subsidiaries, considered as a whole, which could materially adversely affect the ability of the Guarantor to perform its obligations under this Guaranty or which in any manner draws into question the validity of any Loan Document.

     g. Compliance with Laws. The Guarantor and each Subsidiary of the Guarantor is in compliance, in all material respects, with all applicable laws, ordinances, rules, regulations and requirements of governmental bodies, agencies and officials.

     h. ERISA. The Guarantor and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which together with the Guarantor are treated as a single employer under Section 414 of the Internal Revenue Code (the "ERISA Group") have fulfilled their obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan,
          (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which, in the case of both (i) and (ii) above, has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than (x) a liability to the PBGC for premiums under Section 4007 of ERISA and (y) withdrawal liabilities to Multiemployer Plans not in excess of $1,000,000.

     i. Environmental Matters. In the ordinary course of its business, the officers of the Guarantor consider the effect of Environmental Laws on the business of the Guarantor, and its Subsidiaries in the course of which they identify and evaluate potential risks and liabilities accruing to the Guarantor due to Environmental Laws. On the basis of this consideration, the Guarantor has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Guarantor and its Subsidiaries, considered as a whole.

     j. Taxes. The Guarantor and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any material assessment received by the Guarantor, Subsidiary of the Guarantor except for any amounts so assessed being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of the Guarantor, its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Guarantor, adequate.

     k. Subsidiaries. Each of the Guarantor's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     l. Not an Investment Company. The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     m. Full Disclosure. All information heretofore furnished by the Guarantor to the Bank for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Guarantor to the Bank will be, true and accurate in all material respects (or, in the case of any projections, were or will be prepared in good faith, on the basis of the Guarantor's best estimate of the information purported to be shown thereby) on the date as of which such information is stated or certified. The Guarantor has disclosed to the Bank in writing any and all facts which materially and adversely affect or may materially and adversely affect (to the extent the Guarantor can now reasonably foresee), the business, operations or financial condition of the Guarantor and its Subsidiaries, taken as a whole, the ability of the Guarantor to perform its obligations under the Loan Documents or which in any manner draws into question the validity of the Loan Documents.

     n. Consolidated Stockholders' Equity. During the term of this Guaranty, the Consolidated Stockholders' Equity of the Guarantor shall not at any time be less than $150,000,000.

9. Covenants. The Guarantor agrees that, so long as any amount payable under any Loan Document remains unpaid:

     a.   The Guarantor will deliver to the Bank:

          (i) as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by an opinion thereon of Arthur Andersen LLP or other independent public accountants of nationally recognized standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and result of operations of the Guarantor and its Consolidated Subsidiaries for such fiscal year in accordance with generally accepted accounting principles;

          (ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Guarantor's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Guarantor's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Guarantor;

          (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Guarantor stating whether any Default existed during the period covered by such financial statements or exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

          (iv) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed during the period covered by such financial statements or existed on the date of such statements; provided, however, that if such independent public accountants shall deliver an unqualified opinion with each set of financial statements referred to in clause (a) above, the statement referred to in this clause (d) shall not be required;

          (v) within five Domestic Business Days after any officer of the Guarantor obtains knowledge of any Default, a certificate of the chief financial officer or the chief accounting officer of the Guarantor setting forth the details thereof and the action which the Guarantor has taken, is taking or proposes to take with respect thereto;

          (vi) promptly upon the mailing thereof to the shareholders of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

          (vii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Guarantor shall have filed with the Securities and Exchange Commission;

          (viii) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such report able event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Guarantor setting forth details as to such occurrence and action, if any, which the Guarantor or applicable member of the ERISA Group is required or proposes to take; and

          (ix) from time to time such additional information regarding the financial position or business of the Guarantor or its Subsidiaries that the Bank may reasonably request.

     b. The Guarantor will keep, and will cause each of its Subsidiaries to keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     c. The Guarantor will, and will cause each of its Subsidiaries to, maintain with financially sound and responsible insurance companies, insurance in such amounts and against such risks (and with such risk retention) as is required by law or regulation or as is usually carried by owners of similar businesses and properties in the same general areas in which the Guarantor and its Subsidiaries operate.

     d. The Guarantor will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Guarantor and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect their respective corporate existences and their respective rights, privileges and franchises necessary in the normal conduct of business; provided that nothing in this Section 9(d) shall prohibit (i) any merger or consolidation permitted by Section 10 hereof, (ii) the termination of the corporate existence of any Subsidiary if the Guarantor in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Bank, (iii) any change in the type of business conducted by the Guarantor or any Subsidiary of the Guarantor, which does not materially change the type of business engaged in by the Guarantor, consisting of investing, directly or indirectly, in federally insured residential and multi-family mortgage investments and mortgage investments referred to in Section 9(f)(iii), or such Subsidiary and which does not adversely affect the status of the Guarantor as a Real Estate Investment Trust, or (iv) the liquidation of CRI Liquidating REIT, Inc. during 1997 in accordance with its business plan as described in the annual report on Form 10-K for the year ended December 31, 1994, as filed by CRI Liquidating REIT, Inc. with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Liquidating REIT Business Plan"). Without limiting the foregoing or the rights of the Agent, the Bank under the Loan Documents, the Guarantor will continue to qualify as a Real Estate Investment Trust.

     e. The Guarantor will comply, and cause each of its Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply therewith will not materially adversely affect the business, operations or financial condition of the Guarantor and its Subsidiaries, taken as a whole, or the ability of the Guarantor to perform its obligations under the Loan Documents.

     f. The Guarantor will not, and will not permit any of its Subsidiaries to, issue, assume, guarantee, incur or otherwise be or become liable in respect of Debt, if, after the incurrence of such Debt, there would exist the reasonable possibility of a material adverse effect on the business, financial position or results of operations of the Guarantor and its Subsidiaries, considered as a whole, or on the ability of the Guarantor to perform its obligations under the Loan Documents, other than:

          (i)  Debt of the Guarantor to the Bank under the Loan Documents;

          (ii) Debt of the Guarantor in an amount not to exceed $20,000,000 incurred in connection with a working capital line of credit, which shall not be required to be subordinated to Debt to the Bank under the Loan Documents;

          (iii) Debt of the Guarantor in place as of the date of this Agreement as detailed in Schedule II attached hereto and other subsequent Debt of the Guarantor, provided that the aggregate amount of all said debt shall at no time exceed $700,000,000;

          (iv) Debt of the Guarantor for the financing of mortgage investments (other than insured mortgage investments) up to a maximum amount of Debt for such purpose of $100,000,000;

          (v) Debt of the Guarantor in an amount which does not exceed the Consolidated Stockholders' Equity of the Guarantor, subject to restrictions reasonably satisfactory to the Bank that the holders of any such Debt shall not exercise any right or remedy in connection therewith before the date that is one year after the Termination Date;

          (vi) accrued dividends not otherwise prohibited under the Loan Documents;

          (vii) accounts payable and accrued expenses incurred in the ordinary course of business with maturities not exceeding one year;

          (viii) any Guarantee of the Guarantor of the obligations of CRIIMI MAE Services Limited Partnership; and

          (ix) other Debt expressly approved by the Bank, which approval shall not be unreasonably withheld.

     g. Other than in connection with the requirements to distribute taxable income in accordance with the requirements of the Internal Revenue Code applicable to Real Estate Investment Trusts, the Guarantor will not and will not permit any of its Subsidiaries to:

          (i) declare or pay any dividends, either in cash or property, on any shares of capital stock of any class of the Guarantor or any such Subsidiary;

          (ii) directly or indirectly, or through any Subsidiary or the purchase, redeem or retire any shares of capital stock of any class of the Guarantor or any such Subsidiary or any warrants, rights or options to purchase or acquire any such shares of capital stock of the Guarantor or any such Subsidiary; or

          (iii) make any other payment or distribution, either directly or indirectly or through any Subsidiary in respect of the capital stock of the Guarantor or any such Subsidiary;

such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, and all such other distributions being herein collectively called "Restricted Payments," if, after making any such Restricted Payment, a Default shall have occurred and be continuing.

     h. The Guarantor will not and will not permit any of its Subsidiaries to wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time), whether in one or a series of transactions, all of any substantial part of its assets; provided, however, that (i) any Subsidiary may merge or consolidate with any other Subsidiary or the Guarantor, (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets to the Guarantor or another Subsidiary, (iii) the Guarantor may merge with any other entity, provided that (A) the Guarantor shall be the continuing or surviving corporation and (B) immediately after such merger, the Guarantor shall not be in default under any material loan agreement to which it is a party and (iv) any Subsidiary may merge or consolidate with any other corporation, provided that, immediately after giving effect to such merger or consolidation, the continuing or surviving corporation of such merger or consolidation shall be such Subsidiary and, provided further, that in each case, after giving effect thereto, no material adverse change in the business, financial position, results of operations or prospects of the Guarantor and its Subsidiaries, considered as a whole and no Event of Default shall have occurred and be continuing. Nothing in this Section shall prohibit the liquidation of CRI Liquidating REIT, Inc. during 1997 in accordance with the Liquidating REIT Business Plan.

     10. Cumulative Remedies. No failure or delay on the part of the Bank, in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor, the Bank, or the holder of the Note of the Guarantor shall operate as a waiver thereof; nor shall any single or partial exercise by the Bank of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies that the Bank, would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Bank to any other or further action in any circumstances without notice or demand.

     11. Benefit and Assignment. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

     12. Waiver; Amendment. No provision of this Guaranty may be amended, changed, waived, modified, varied, discharged or terminated in any manner whatsoever unless in writing duly signed by the Guarantor and the Bank. No waiver by the Bank of any default shall operate as a waiver of any term or covenant of any agreement or of any other default or of the same default on any prior or subsequent occasion.

     13. Loan Documents. The Guarantor acknowledges that executed (or conformed) copies of the Loan Documents have been made available to the Guarantor and the Guarantor's legal and financial advisers, and that the Guarantor and such advisers are familiar with the contents thereof.

     14. Notices. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Section 8.1 of the Credit Agreement, provided that, for this purpose, the address of the Guarantor shall be 11200 Rockville Pike, Rockville, Maryland 20852, Attention:
Cynthia O. Azzara, Senior Vice President/Chief Financial Officer, or such other address as the Guarantor shall specify in a written notice to the Bank.

     15. Termination. Except as provided below, this Guaranty shall terminate on the date 95 days from the date upon which all Guaranteed Obligations have been satisfied in full. Notwithstanding anything to the contrary herein contained, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any or all of the Guaranteed Obligations by any person are rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy or reorganization, liquidation or dissolution of the Borrower, the Guarantor or otherwise, or if the Bank, elects to return such payment or any part thereof in its sole discretion, all as though such payment had not been made. Notwithstanding any modification, discharge or extension of the Guaranteed Obligations or any amendment, modification, stay or cure of the Bank's rights that may occur in any bankruptcy or reorganization case or proceeding concerning the Borrower, whether permanent or temporary, and whether assented to by the Bank, or the Guarantor, the Guarantor hereby agrees that the Guarantor shall be obligated hereunder to pay the Guaranteed Obligations and discharge the Guarantor's other obligations in accordance with the terms of this Guaranty. The Guarantor understands and acknowledges that, by virtue of this Guaranty, the Guarantor has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to the Borrower. As an example and not in any way of limitation, a subsequent modification of the Guaranteed Obligations in any reorganization case concerning the Borrower shall not affect the obligation of the Guarantor to pay the Guaranteed Obligations in accordance with their terms as such have been modified with the consent of the Bank prior to the commencement of any bankruptcy case. Termination of this Guaranty will not affect any rights or obligations that have accrued on or prior to the date of such termination.

     16. Acknowledgments. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against the Bank shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations to the extent such operation may be so prevented under applicable law.

     17. Governing Law. THIS GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA (EXCLUDING THE CHOICE OF LAW RULES THEREOF).
THE GRANTOR AND THE BANK AGREE THAT ANY PROCEEDING FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF VIRGINIA STATE OF MARYLAND OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT. THE GRANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH PROCEEDING OR ANY SUCH COURT OR THAT SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT COURT.

     18. Counterparts. This Guaranty may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument.

     19. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     20. Headings; Interpretation. Section headings used in this Guaranty are for reference only and shall not affect the construction of this Guaranty. Use of any gender herein shall be deemed to include all genders. The term "includ-ing" is intended to be illustrative and not exclusive.

     21. Entire Agreement; Time. This Guaranty, the CRIIMI MAE Collateral Assignment, the Credit Agreement and the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof, and any prior agreements, whether written or oral, or contemporaneous oral agreements, with respect thereto are superseded thereby. Time is strictly of the essence of this Agreement.

     22. WAIVER OF JURY TRIAL. THE BANK AND THE GUARANTOR HEREBY (I) COVENANT AND AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (II) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO A TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY THE GUARANTOR, AND IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY HERETO HEREBY AUTHORIZED AND REQUESTED BY THE OTHER TO SUBMIT THIS GUARANTY TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE GUARANTOR'S HEREIN CONTAINED WAIVER OF THE RIGHT TO TRIAL BY JURY. FURTHER, EACH PARTY HEREBY CERTIFIES TO THE OTHER PARTY THAT NO REPRESENTATIVE OR AGENT OF THE BANK (INCLUDING THE BANK'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO THE GUARANTOR THAT THE BANK WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY PROVISION. IN ANY LITIGATION, THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS, AND AGREES THAT SERVICE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE GUARANTOR. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO ACCOMPLISH SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE GUARANTOR ACKNOWLEDGES THAT THE GUARANTOR HAS HAD THE OPPORTUNITY TO OBTAIN THE ADVICE OF EXPERIENCED COUNSEL OF THE GUARANTOR'S OWN CHOOSING IN CONNECTION WITH THE NEGOTIATION AND EXECUTION OF THIS GUARANTY AND TO OBTAIN THE ADVICE OF SUCH COUNSEL WITH RESPECT TO ALL MATTERS CONTAINED HEREIN, INCLUDING, WITHOUT LIMITATION, THE PROVISION IN THIS
SECTION 22 FOR WAIVER OF TRIAL BY JURY.

23. No Setoff. The Guarantor waives the right to interpose any setoff, recoupment, counterclaim or cross claim in connection with any action to enforce collection of this Guaranty. If the Guarantor claims any such rights, the Guarantor shall assert them only in a separate action. This provision shall not apply to counterclaims that are compulsory under the applicable rules of civil procedure.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                              CRIIMI MAE INC.

                              By:    /s/ Cynthia O. Azzara
                                    -------------------------------------
                              Title: Sr. Vice President & Chief Financial
                                       Officer